Exhibit 10.21

THIRD AMENDMENT TO AMENDED AND

RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered on May 29, 2007, by and among INSIGHT HEALTH SERVICES CORP. (individually and, in its capacity as the representative of the other Borrowers pursuant to Section 4.4 of the Loan Agreement (as such terms are defined below), “InSight Health”), a Delaware corporation, and those subsidiaries of InSight Health listed on the signature pages hereof (InSight Health and each of its subsidiaries listed on the signature pages hereto being referred to collectively as “Borrowers,” and individually as a “Borrower”); INSIGHT HEALTH SERVICES HOLDINGS CORP., a Delaware corporation (“Parent”); the various financial institutions listed on the signature pages hereof (together with their respective successors and permitted assigns, the “Lenders”); and BANK OF AMERICA, N.A., a national bank (“BofA”), in its capacity as collateral and administrative agent for certain financial institutions as “Lenders” (together with its successors in such capacity, “Administrative Agent”).

Recitals:

Administrative Agent, Lenders and Borrowers are parties to a certain Amended and Restated Loan and Security Agreement dated September 22, 2005, as amended by a letter agreement dated March 15, 2007, and by a second letter agreement dated May 1, 2007 (and as at any time further amended, restated, supplemented or otherwise modified, the “Loan Agreement”), pursuant to which Lenders have made certain loans and other extensions of credit to or for the benefit of Borrowers.

After the execution of this Amendment, but prior to 11:59 p.m. (New York City time) on May 29, 2007 (the “Petition Date”), InSight Health and Parent (collectively, the “Chapter 11 Debtors”) intend to file petitions for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Court”), commencing cases styled In re InSight Health Services Corp. and In re InSight Health Services Holdings Corp. (each, a “Chapter 11 Case,” and collectively, the “Chapter 11 Cases”).

In connection with the commencement of the Chapter 11 Cases, the Obligors (as defined in the Loan Agreement) have requested that Administrative Agent and Lenders amend certain provisions of the Loan Agreement as provided herein.  Administrative Agent and BofA as the sole Lender are willing to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Definitions.  All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

2.           Amendments to Loan Agreement.  Subject to satisfaction of the conditions precedent set forth in Section 3 of this Amendment, the Loan Agreement is hereby amended as follows:

(a)           By adding the parenthetical “(other than the Chapter 11 Debtors)” after the word “Obligor” in clause (iii) of the definition of “Credit Judgment.”

(b)           By inserting the following immediately before the period at the end of the definition of “Material Adverse Effect”:

; provided, however, that the commencement of the Chapter 11 Cases shall not be deemed to have a Material Adverse Effect so long as no Bankruptcy Default has occurred.

(c)           By adding “or (d)” before the phrase “amend, modify, extend or renew any of the Loan Documents” at the end of the definition of “Restrictive Agreement.”

(d)           By deleting the definition of “Senior Note Indenture” and by substituting in lieu thereof the following:

Senior Note Indenture - the Indenture, dated as of September 22, 2005, among InSight Health, Parent, Borrowers and U.S. Bank National Association, as trustee, as amended by the FRN Indenture Amendment and as further amended and supplemented from time to time to the extent permitted by this Agreement.

(e)           By deleting “$300,000,000” from the definition of “Senior Notes” and by substituting in lieu thereof “$315,000,000.”

(f)            By inserting the following new definitions into Section 1.1 in the appropriate alphabetical order:

Adequate Protection Claim - the right of the holder of a secured Claim against a Debtor to receive periodic payments as adequate protection under Sections 361 or 363 of the Bankruptcy Code.

Acceptable Plan - the (i) Plan or (ii) another Reorganization Plan that provides, among other things, for the Full Payment on the effective date of such other Reorganization Plan of all Obligations, including the Cash Collateralization of all contingent obligations with respect to Letters of Credit and Banking Relationship Debt; for an effective date no later than 45 days after entry of the Confirmation Order; for the allowance of the Obligations as a fully secured claim; for a release of any and all claims any Debtor has or may have against BofA, in its capacity as Administrative Agent or Lender or any “issuing bank” under the Loan Agreement, including any and all claims arising under Chapter 5 of the Bankruptcy Code; and that contains such other terms and conditions as are reasonably acceptable to Administrative Agent and Lender.

Bankruptcy Defaults - the occurrence or existence of any one or more of the following events or conditions: (i) the Petition Date has not occurred on or before the close of business on May 30, 2007; (ii) any of the Borrowing Reinstatement Conditions is not satisfied on or before June 5, 2007, (iii) any motion or proceeding shall be filed or commenced by or on behalf of either Chapter 11 Debtor seeking substantive consolidation of any Borrower or any Borrower’s assets into the estates of either Chapter 11 Debtor; (iv) any claim, action, or cause of action of any nature shall be commenced or filed by or on behalf of either Chapter 11 Debtor against any Borrower; (v) the Chapter 11 Debtors fail to obtain a Confirmation Order confirming an Acceptable Plan on or before September 30, 2007; (vi) a trustee or examiner with expanded powers shall be appointed in any of the Chapter 11 Cases; (vii) any of the Chapter 11 Cases shall be dismissed or converted to Chapter 7; (viii) a Confirmation Order is entered by the Court with respect to any Reorganization Plan that is not an Acceptable Plan; (ix) any Reorganization Plan is filed by any Person other than the Chapter 11 Debtors; (x) the Court enters an order terminating the Chapter 11 Debtors’ exclusive time period under Section 1121 of the Bankruptcy Code within which to file a Reorganization Plan; (xi) the amendment (other than as consented to by  Administrative Agent) or stay of any order in the Chapter 11 Cases approving InSight Health’s execution and delivery of the Fourth Amendment, InSight Health’s execution and delivery of a new Guaranty and Security Agreement, and Parent’s amendment and reaffirmation of its Guaranty and Security Agreement, or reversal, modification, or vacation of any such order, whether on appeal or otherwise; (xii) the challenge by or on behalf of a Chapter 11 Debtor of the validity, extent, perfection, or priority of any Liens of Administrative Agent with respect to any of the Collateral, or the validity or enforceability of any of the Obligations; (xiii) any Person holding a Lien upon any pre-petition or post-petition Property of any Chapter 11 Debtor being granted relief from the automatic stay with respect to any Collateral or any other Property of a Chapter 11 Debtor if such relief from stay with respect to any such other Property could reasonably be expected to have a material adverse effect upon the Obligors’ financial condition or business operations, taken as a whole; and (xiv) cessation by either Chapter 11 Debtor of all or any material part of its business operations (other than in connection with a sale or other disposition of assets consented to by Administrative Agent) if such cessation could reasonably be expected to have a material adverse effect upon the Obligors’ financial condition or business operations, taken as a whole.

Borrowing Reinstatement Conditions -  the following events or conditions, each of which must be timely satisfied after the Petition Date and on or prior to June 5, 2007, as additional conditions to the obligations of Administrative Agent and Lenders to honor any request of Borrowers for extensions of credit under the Loan Agreement: (i) Administrative Agent receives a Fourth Amendment executed by Obligors, (ii) Administrative

Agent receives a Guaranty and Security Agreement executed by InSight Health in substantially the forms attached hereto as Exhibits B-1 and B-2, respectively, guaranteeing the payment and performance of the Obligations and securing those Obligations with all Collateral in which InSight Health has rights, (iii) Administrative Agent receives an amendment, ratification and reaffirmation executed by Parent of its Guaranty and Security Agreement in substantially the form attached hereto as Exhibit B-3, and (iv) the Court enters an order in form and substance satisfactory to Administrative Agent authorizing the execution and performance by the Chapter 11 Debtors of the Fourth Amendment and each of the agreements attached hereto as Exhibits B-1, B-2 and B-3, and providing that all liens at any time granted by either of the Chapter 11 Debtors (whether prior to, on or after the Petition Date) in favor of Administrative Agent shall attach to all Collateral at any time owned by such Chapter 11 Debtor, whether acquired, existing or arising on, prior to or after the Petition Date (it being agreed that an order substantially in the form attached hereto as Exhibit B-4 is acceptable to Administrative Agent and Lenders).

Chapter 11 Cases - the chapter 11 cases styled In re InSight Health Services Corp. and In re InSight Health Services Holdings Corp. pending in the Court.

Chapter 11 Debtors - collectively, InSight Health and Parent.

Confirmation Order - an order entered by the Court confirming a Reorganization Plan.

Court - United States Bankruptcy Court for the District of Delaware, together with any other court having jurisdiction over the Chapter 11 Cases or any proceedings therein from time to time.

Fourth Amendment - a Fourth Amendment to Amended and Restated Loan and Security Agreement among Borrowers, Administrative Agent and Lenders in substantially the form attached hereto as Exhibit B-5.

FRN Indenture Amendment - collectively, the (i) Waiver and Agreement No. 1 to the Senior Note Indenture and (ii) Second Supplemental Indenture to the Senior Note Indenture, each dated as of May 29, 2007, and attached hereto as composite Exhibit B-6.

Petition Date - the date of filing of voluntary petitions for relief under chapter 11 of the Bankruptcy Code by both of Parent and InSight Health in the Court.

Plan - a Reorganization Plan proposed by the Chapter 11 Debtors substantially in the form annexed to the Prospectus as in existence on May 2, 2007 (as the same may be modified or amended from time to time, but in no event shall the Plan as in existence on May 2, 2007, be amended in a manner that alters the treatment to be accorded the Obligations), which shall (i) provide for the conversion to equity of the Senior Subordinated Notes, (ii) require the allowance and Full Payment, on the effective date, of all Obligations (or, in the case of Letters of Credit, cash collateralization of such letters of credit to the extent of 104% of the aggregate face amount thereof) to the extent not previously paid, and (iii) contain a release of any and all claims any Chapter 11 Debtor has or may have against Bank of America, N.A., in its capacity as Administrative Agent, Lender or “Issuing Bank” under the Loan Agreement, including any and all claims arising under Chapter 5 of the Bankruptcy Code.

Prospectus - the Prospectus and Consent Solicitation statement filed by Parent with the SEC on May 2, 2007, as at any time amended or supplemented.

Reorganization Plan - a plan of reorganization or liquidation proposed under Section 1121 of the Bankruptcy Code by the Chapter 11 Debtors or any other Person in either of the Chapter 11 Cases.

(g)           By deleting the last sentence of Section 2.1.3 and substituting in lieu thereof the following:

In no event may any Revolver Loan proceeds be used by any Borrower (i) to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations T, U or X of the Board of Governors, (ii) to fund any operations or finance any investments or activities in, or to make payments to, a Blocked Person, or (iii) to pay (or to make a Distribution or advance to a Chapter 11 Debtor to pay) any Debt of a Chapter 11 Debtor other than payment of accrued interest on the Senior Notes and payments in the Chapter 11 Cases on account of Adequate Protection Claims in respect of Debts as to which Borrowers are jointly and severally liable.

(h)           By inserting the phrase “, and (vi) participation in the Chapter 11 Cases” immediately before the period at the end of the second sentence of Section 3.4.1.

(i)            By deleting Section 6.1 and substituting in lieu thereof the following:

6.1.  Term of Commitments.  Subject to each Lender’s right to cease making Loans and other extensions of credit to Borrowers when any Default or Event of Default exists and prior to the satisfaction of the Borrowing Reinstatement Conditions, the Commitments shall be in effect for a period commencing on the date hereof and continuing until the date that is the soonest to occur of (i) October 31, 2007, (ii) the effective date of any Reorganization Plan, or (iii) the date that the Commitments are terminated as provided in Section 6.2 (such period of time being referred to herein as the “Term”).

(j)            By deleting the first sentence of Section 8.4 and substituting in lieu thereof the following:

Borrowers shall deliver to Administrative Agent (and Administrative Agent shall, on request from a Lender, promptly deliver to such Lender) a Borrowing Base Certificate:  (a) on the Petition Date (with the information contained therein to be as of April 30, 2007); (b) on or before the 25th day of each calendar month, prepared as of the close of business on the last day of the previous month; (c) if there are Revolver Loans outstanding or the LC Obligations that have not been Cash Collateralized exceed $2,000,000, on any Business Day on which Borrowers shall dispose of any Eligible Accounts having a face amount in excess of $250,000 to the extent permitted pursuant to clause (ii)(k) of the definition of Permitted Asset Disposition; and (d) at such other times as Administrative Agent may request if (i) an Event of Default exists, (ii) there are Revolver Loans outstanding, or (iii) there are LC Obligations that have not been Cash Collateralized that exceed $2,000,000 in the aggregate; provided that Borrowers may deliver Borrowing Base Certificates more frequently at their option.

(k)           By deleting Section 9.1.11 in its entirety and substituting in lieu thereof the word “Reserved.”

(l)            By adding the parenthetical “(except for a going concern qualification arising solely because of the commencement of the Chapter 11 Cases)” after the words “Impermissible Qualification” in Section 10.1.3(i).

(m)          By adding the phrase “, including comparisons of actual cash flow to projected cash flow” immediately before the period at the end of Section 10.1.3(v).

(n)           By deleting “$300,000,000” in Section 10.2.3(xvi) and by substituting in lieu thereof “$315,000,000.”

(o)           By deleting Section 10.2.5(x) and by substituting in lieu thereof the following:

(x)            Liens to secure the Senior Notes on Property of Borrowers other than any of the Collateral;

(p)           By adding a new Section 10.2.19 as follows:

10.2.19.  Fees Associated With FRN Indenture Amendment.  Pay any fees that are incurred in connection with or that accrue under the FRN Indenture Amendment, except to the extent that (i) the aggregate amount of all such fees payable to holders of Senior Notes does not exceed

$4,250,000 (including the Commitment Fee (defined below)), excluding legal fees and other costs and expenses incurred in connection with negotiating, documenting and implementing the FRN Indenture Amendment and that may be payable to such holders or to other Persons, and (ii) all fees, expenses and costs arising under or in connection with the FRN Indenture Amendment are paid solely from proceeds of Senior Notes issued after the Petition Date (the “Additional Senior Notes”), except that Borrowers may pay a commitment or similar fee (the “Commitment Fee”) to certain holders of Senior Notes in an aggregate amount not to exceed $1,250,000 using cash on hand, so long as the proceeds received from the issuance of the Additional Senior Notes are greater than or equal to all fees (including the Commitment Fee), expenses and costs payable under or in connection with the FRN Indenture Amendment.

(q)           By adding the following proviso at the end of Section 12.1.5:

; provided, that any default or event of default under the Senior Note Documents or the Senior Subordinated Note Documents as a result of the commencement of the Chapter 11 Cases, the effectiveness of the FRN Indenture Amendment or the failure to pay any amounts due with respect to the Senior Subordinated Notes shall not constitute a Default or Event of Default so long as the holders of such Debt have not exercised any rights or remedies to enforce the collection of such Debt or taken any action to realize upon any Lien or any assets of any Borrower.

(r)            By deleting Section 12.1.6 and substituting in lieu thereof the following:

12.1.6.       Bankruptcy Defaults. Any Bankruptcy Default shall occur.

(s)           By deleting Section 12.1.7 and substituting in lieu thereof the word “Reserved.”

(t)            By deleting Section 12.1.8 and substituting in lieu thereof the following:

12.1.8.     Insolvency Proceedings.

(a)           Except for the Chapter 11 Cases, any Insolvency Proceeding shall be commenced by any Obligor; or

(b)           An Insolvency Proceeding is commenced against any Obligor and (i) such Obligor consents to the institution of the Insolvency Proceeding against it, (ii) the petition commencing the Insolvency Proceeding is not timely controverted by such Obligor, (iii) the petition commencing the Insolvency Proceeding is not dismissed within 60 days after the date of the filing thereof (provided that, in any event, during the pendency of any such period, Lenders shall be relieved from their obligation to make Loans or otherwise extend credit to or for the benefit of Borrowers hereunder), (iv) an interim trustee is appointed to take possession of all or a substantial portion of the Properties of such Obligor or to operate all or any substantial portion of the business of such Obligor, or (v) an order for relief shall have been issued or entered in connection with such Insolvency Proceeding; or

(c)           Any Obligor shall make an offer of settlement extension or composition to its unsecured creditors generally.

(u)           By deleting the comma in Section 12.1.13 and by substituting in lieu thereof the word “or.”

(v)           By deleting the cross-reference to “Section 12.1.10” in both places that it appears in Section 12.2 and by substituting in lieu thereof the phrase “Section 12.1.8 or as a result of the failure of any of the Borrowing Reinstatement Conditions to be timely satisfied.”

(w)          By adding the attached Exhibits B-1, B-2, B-3, B-4, B-5 and B-6 as exhibits to the Loan Agreement.

3.             Conditions Precedent.  Section 2 of this Amendment shall not become effective until (i) this Amendment is fully executed by each of the Borrowers, (ii) Administrative Agent  executes this Amendment (notice of which is hereby waived by each of the Borrowers), and (iii) Administrative Agent receives the Amendment Fee (as defined below).

4.             No Post-Petition Credit or Upstream Transfers Pending Satisfaction of Borrowing Reinstatement Conditions.  Notwithstanding the satisfaction of the conditions precedent in Section 3 of this Amendment and the effectiveness of this Amendment, each Borrower acknowledges that neither Administrative Agent nor any Lender shall have any obligation to make any loan or to otherwise extend credit to any Borrower under the Loan Documents after the Petition Date unless and until each of the Borrowing Reinstatement Conditions is timely satisfied.  Further, no Borrower shall make any Distribution, Upstream Payment, loan or other transfer of property to a Chapter 11 Debtor after the Petition Date unless and until each of the Borrowing Reinstatement Conditions is timely satisfied.

5.             Commitment to Enter Into Post-Petition Agreements.  No later than two Business Days after the Petition Date, each of Borrowers, Parent, Administrative Agent and Lenders agrees to execute and deliver each of the agreements described in the definition of “Borrowing Reinstatement Conditions” to which such Person is a party.

6.             Ratification and Reaffirmation.  Borrowers hereby ratify and reaffirm the Obligations, each of the Loan Documents and all of Borrowers’ covenants, duties, indebtedness and liabilities under the Loan Documents.

7.             Acknowledgments and Stipulations.  Borrowers acknowledge and stipulate that the Loan Documents executed by Borrowers are legal, valid and binding obligations of Borrowers that are enforceable against Borrowers in accordance with the terms thereof  (except as the enforceability thereof maybe limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights); all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by

Borrowers); and the security interests and Liens granted by each Borrower in favor of Administrative Agent and Lender are duly perfected, first priority security interests and Liens (subject only to those Permitted Liens that are expressly permitted by the terms of the Loan Agreement to have priority over the Liens of Administrative Agent).

8.             Representations and Warranties.  Borrowers represent and warrant to Administrative Agent and Lenders, to induce Administrative Agent and Lenders to enter into this Amendment, that, after giving effect to the amendments set forth herein, no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrowers and this Amendment has been duly executed and delivered by Borrowers; and all of the representations and warranties made by Borrowers in the Loan Agreement were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof, except to the extent that any such representation or warranty is stated to relate to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date.

9.             Amendment Fee.  In consideration of Administrative Agent’s and Lender’s agreement to enter into this Amendment, Borrowers shall pay to Administrative Agent, upon the execution hereof, an amendment fee, in immediately available funds, in the amount of $185,000 (the “Amendment Fee”), which fee shall be deemed fully earned as of the date hereof and non-refundable when paid.

10.          Reference to Loan Agreement.  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

11.          Expenses of Administrative Agent.  Borrowers agree to pay, on demand, all  reasonable costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and reasonable fees of Administrative Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

12.          Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

13.          Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.          No Novation, etc.  Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect.  This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

15.          Counterparts; Signatures.  This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each  of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or portable document format by electronic mail transmission shall be deemed to be an original signature hereto.

16.          Further Assurances.  Borrowers agree to take such further actions as Administrative Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

17.          Section Titles.  Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

18.          Release of Claims.  To induce Administrative Agent and Lenders to enter into this Amendment, each Obligor hereby releases, acquits and forever discharges Administrative Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Administrative Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Obligor now has or ever had against Administrative Agent or any Lender arising under or in connection with any of the Loan Documents.  Obligors represent and warrant to Administrative Agent and Lenders that Obligors have not transferred or assigned to any Person any claim that any Obligor ever had or claimed to have against Lender.

19.          Waiver of Jury Trial.  To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers, as of the date first written above.

PARENT:

INSIGHT HEALTH SERVICES HOLDINGS CORP.

By:	/s/ Mitch C. Hill
Mitch C. Hill, Executive Vice President and Chief Financial Officer

BORROWERS:

INSIGHT HEALTH SERVICES CORP.

By:	/s/ Mitch C. Hill
Mitch C. Hill, Executive Vice President and Chief Financial Officer

WILKES-BARRE IMAGING, L.L.C.

By:		InSight Health Corp., as the sole member and sole manager

	By:	/s/ Mitch C. Hill
Mitch C. Hill, Executive Vice President and Chief Financial Officer

MRI ASSOCIATES, L.P.

By:		InSight Health Corp., as the general partner

	By:	/s/ Mitch C. Hill
Mitch C. Hill, Executive Vice President and Chief Financial Officer

[Signatures continued on following page]

VALENCIA MRI, LLC
ORANGE COUNTY REGIONAL PET CENTER- IRVINE, LLC
SAN FERNANDO VALLEY REGIONAL PET CENTER, LLC

By:	InSight Health Corp., as the sole member

By:	/s/ Mitch C. Hill
Mitch C. Hill, Executive Vice President and Chief Financial Officer

PARKWAY IMAGING CENTER, LLC

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Manager

[Signatures continued on following page]

INSIGHT HEALTH CORP.
OPEN MRI, INC.
MAXUM HEALTH CORP.
RADIOSURGERY CENTERS, INC.
DIAGNOSTIC SOLUTIONS CORP.
MAXUM HEALTH SERVICES OF NORTH TEXAS, INC.
MAXUM HEALTH SERVICES OF DALLAS, INC.
NDDC, INC.
SIGNAL MEDICAL SERVICES, INC.
INSIGHT IMAGING SERVICES CORP.
COMPREHENSIVE MEDICAL IMAGING, INC.
COMPREHENSIVE MEDICAL IMAGING CENTERS, INC.
COMPREHENSIVE MEDICAL IMAGING- BILTMORE, INC.
COMPREHENSIVE OPEN MRI-EAST MESA, INC.
TME ARIZONA, INC.
COMPREHENSIVE MEDICAL IMAGING- FREMONT, INC.
COMPREHENSIVE MEDICAL IMAGING- SAN FRANCISCO, INC.
COMPREHENSIVE OPEN MRI- GARLAND, INC.
IMI OF ARLINGTON, INC.
COMPREHENSIVE MEDICAL IMAGING- FAIRFAX, INC.
IMI OF KANSAS CITY, INC.
COMPREHENSIVE MEDICAL IMAGING- BAKERSFIELD, INC.
MAXUM HEALTH SERVICES CORP.

By:	/s/ Mitch C. Hill
Mitch C. Hill, Executive Vice President and Chief Financial Officer

COMPREHENSIVE OPEN MRI- CARMICHAEL/FOLSOM, LLC
SYNCOR DIAGNOSTICS SACRAMENTO, LLC
SYNCOR DIAGNOSTICS BAKERSFIELD, LLC

By:	Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., as the partners

By:		/s/ Mitch C. Hill
Mitch C. Hill, Executive Vice President and Chief Financial Officer

PHOENIX REGIONAL PET CENTER-THUNDERBIRD, LLC

By:	Comprehensive Medical Imaging Centers, Inc., as the sole member

	By:	/s/ Mitch C. Hill
Mitch C. Hill, Executive Vice President and Chief Financial Officer

[Signatures continued on following page]

MOUNTAIN VIEW MRI
MESA MRI
LOS GATOS IMAGING CENTER
WOODBRIDGE MRI
JEFFERSON MRI-BALA
JEFFERSON MRI

By:	Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., as the members

	By:	/s/ Mitch C. Hill
Mitch C. Hill, Executive Vice President and Chief Financial Officer

[Signatures continued on following page]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative
Agent

By:	/s/ Seth Benefield
Name:	Seth Benefield
Title:	Vice President

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Seth Benefield
Name:	Seth Benefield
Title:	Vice President